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                                                                  Exhibit 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

May 28, 2002





Dear Sir/Madam:

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K/A dated May 14, 2002, of WorldCom, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

By /s/ Michael V. Landrum
----------------------------
       Michael V. Landrum



Copy to:
Scott D. Sullivan, Chief Financial Officer
WorldCom, Inc.